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                                                                EXHIBIT 5.1

                             McDermott, Will & Emery
                             227 West Monroe Street
                          Chicago, Illinois  60606-5094





                                 August 27, 1996




Diamond Home Services, Inc.
222 Church Street
Diamond Plaza
Woodstock, IL  60098

     Re:  Registration Statement on Form S-1
          ----------------------------------

Ladies and Gentlemen:

     You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement"), under which a certain stockholder of the Company intends to sell in such offering 750,000 shares of Common Stock, par value $.001 per share, of the Company (the aggregate of such shares being referred to as the "Secondary Shares").

     In arriving at the opinion expressed below, we have examined the Registration Statement and such other documents as we have deemed necessary to enable us to express the opinion hereinafter set forth. In addition, we have examined and relied, to the extent we deem proper, on certificates of officers of the Company as to factual matters, and on the originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

     Based upon and subject to the foregoing, we are of the opinion that the Secondary Shares have been duly authorized and validly issued and are fully paid and non-assessable.

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Diamond Home Services, Inc.
August 27, 1996
Page 2



     We hereby consent to the references to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,


                                   /s/ McDermott, Will & Emery